EXHIBIT 1

                             JOINT FILING AGREEMENT

     This Agreement is dated as of June 9, 2003 among Sierra Ventures V, L.P., Sierra Ventures VI, L.P., SV Associates VI, L.P., Sierra Ventures VII, L.P., and Sierra Ventures Associates VII LLC (collectively, the "Reporting Persons").

                                   WITNESSETH

     WHEREAS, the Reporting Persons may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the acquisition of shares of capital stock of Larscom Incorporated, a Delaware corporation; and

     WHEREAS, pursuant to Paragraph (k) of Rule 13d-1, the undersigned desire to satisfy any Schedule 13D filing obligation under Rule 13d-1 by a single joint filing.

     NOW, THEREFORE, in consideration of the foregoing, the undersigned hereto agree as follows:

1. The undersigned agree that any Statement on Schedule 13D to which this Agreement is attached, and any amendments to such Statement, are filed on behalf of each one of them.

2. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date above indicated.

SIERRA VENTURES V, L.P.               SIERRA VENTURES VI, L.P.

   By: SV Associates V, L.P.             By: SV Associates VI, L.P.
       Its General Partner                   Its General Partner

       By: /s/ Jeffrey M. Drazan             By: /s/ Jeffrey M. Drazan
           ---------------------                 ---------------------
           Name:  Jeffrey M. Drazan              Name:  Jeffrey M. Drazan
             Title: General Partner              Title: General Partner


SV ASSOCIATES V, L.P.                 SV ASSOCIATES VI, L.P.


       By: /s/ Jeffrey M. Drazan             By: /s/ Jeffrey M. Drazan
           ---------------------                 ---------------------
           Name:  Jeffrey M. Drazan              Name:  Jeffrey M. Drazan
           Title: General Partner                Title: General Partner

SIERRA VENTURES ASSOCIATES VII LLC    SIERRA VENTURES VII, L.P.

                                         By: Sierra Ventures Associates VII LLC
       By: /s/ Jeffrey M. Drazan          Its General Partner
           ---------------------
           Name:  Jeffrey M. Drazan
             Title:  Managing Member
                                             By: /s/ Jeffrey M. Drazan
                                                 Name:  Jeffrey M. Drazan
                                                 Title:  Managing Member